EXHIBIT 10.5

IP PURCHASE AND SALE AGREEMENT
This IP Purchase and Sale Agreement (this “Agreement”), is entered into on June 30, 2010, by and among Popular, Inc., a Puerto Rico corporation (“Popular”), and any Affiliate(s) and/or Subsidiary(ies) of Popular identified on the signature pages hereto (each of Popular and each such Affiliate/Subsidiary, a “Seller”, and collectively, “Sellers”), and EVERTEC, Inc. a Puerto Rico corporation (“Buyer”).
WHEREAS, simultaneously with the execution of this Agreement, Popular, AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands with limited liability, Carib Acquisition, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico, and Buyer are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);
WHEREAS, Sellers and Buyer now desire to enter into this Agreement for the purpose of selling, conveying, assigning, transferring and delivering to Buyer the Transferred IP (defined below);
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged each Seller and Buyer hereby agree as follows:
1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Merger Agreement. The following capitalized terms used in this Agreement shall have the meanings set forth below.
a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.
b) “Control,” and the correlative terms “Controlling” and “Controlled,” means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
c) “Effective Time” has the meaning ascribed to such term in the Merger Agreement.
d) “Government Entity” means any federal, national, supranational, state, provincial, Commonwealth of Puerto Rico, local or foreign or similar government, governmental subdivision, regulatory or administrative body or other governmental or quasi-governmental agency, tribunal, commission, court, judicial or arbitral body or other entity with competent jurisdiction, including any Government Antitrust Entity.
e) “Licensed IP” means the know-how and trade secrets (i) owned by each Seller as of the Closing Date and (ii) not subject to the assignment obligations herein, that are reasonably necessary for the use of the Transferred IP as used by Buyer prior to the Closing.
f) “Party” means any Seller or Buyer (and “Parties” means, collectively, all Sellers and Buyer).
g) “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a joint venture, a Government Entity, a trust or other entity or organization.
h) “PR Code” means the Puerto Rico Internal Revenue Code of 1994, as amended, and the regulations promulgated there under.
i) “Transferred Domain Names” means those Internet domain names set forth on Schedule A.
j) “Transferred IP” means, collectively, the Transferred Domain Names, the Transferred Software, the Transferred Trademarks and the Transferred Trade Secrets.
k) “Transferred Software” means the computer software and applications (together with all source and object code forms thereof, user interfaces and documentation related thereto and all intellectual property rights (other than rights in trademarks, service marks, logos, corporate names, Internet domain names and other similar indicators of origin) therein owned by Sellers as of the Closing and set forth on Schedule B, and on Schedule B-1, to the extent agreed upon by Popular and Buyer between the date hereof and the Closing, but excluding any data therein or stored thereby.

l) “Transferred Trade Secrets” means know how or trade secrets owned by any of the Sellers as of the Closing that were conceived or created during the course of the development or implementation of the Transferred Software.
m) “Transfer Taxes” means all federal, state, Commonwealth of Puerto Rico, local or foreign or other excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed as a result of the Agreement, together with any interest, additions or penalties with respect thereto.
n) “Transferred Trademarks” means the trademarks and the service marks listed on Schedule C attached hereto and all formative marks used by any of the Sellers as of the Closing that include or incorporate the marks listed on Schedule C , including all the registrations and applications therefor, all renewals and extensions thereof, all common law rights therein, and all goodwill associated therewith and symbolized thereby.
2. Rules of Interpretation.
a) Schedules referenced in this Agreement are deemed to be incorporated herein by reference.
b) Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”
c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
d) The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.
e) The terms “dollars” and “$” mean U.S. Dollars.
f) References herein to the Preamble or the Recitals or a specific Section or Schedule shall refer, respectively, to the Preamble or the Recitals or to Sections or Schedules of this Agreement.
3. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement shall take place at the offices of Seller and be effective immediately following the Effective Time (the “Closing”).
4. Purchase & Sale.
a) As of the Closing, each Seller, individually and collectively, hereby irrevocably assigns, transfers, sells, conveys and delivers, or causes to assign, transfer, sell, convey and deliver, to Buyer, and Buyer hereby accepts the assignment, transfer, purchase, conveyance, and delivery of, all of such Sellers’ right, title and interest in and to the Transferred IP worldwide, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment of the Transferred IP throughout the world in the name of Buyer or its designee.
b) Each Seller (as applicable) shall use commercially reasonable efforts to identify and delete or destroy all copies of source or object codes and related documentation included in the Transferred IP and in its possession and Control within thirty (30) days of the Closing (“Phase Out”). If additional time is required to complete the Phase Out, Buyer shall agree to a reasonable extension. Upon Buyer’s request, Popular will have a duly authorized representative who shall certify in writing that each Seller has completed the Phase Out. Notwithstanding anything contained herein to the contrary, no Seller shall have any obligation to delete or destroy any object code or documentation that could adversely impact its information technology systems or continuity of business or services.
5. License to the Licensed IP.
a) Subject to the terms and conditions set forth herein, each Seller hereby grants to Buyer a perpetual, fully paid-up, irrevocable, royalty-free, non-transferable, non-exclusive license to the Licensed IP, for use in its business solely in connection with the Transferred IP, to the extent and in the manner such Licensed IP had been used by Buyer in connection with its use of the Transferred IP prior to the Closing (“License”). Buyer may assign the License or sublicense any rights granted under the License, in whole or in part, to an Affiliate (“Permitted

Assignee”), provided that such Permitted Assignee shall be and agrees to be subject to and bound by all the terms and conditions of the License and this Agreement. All sublicenses shall automatically terminate upon the termination of the License.
b) All rights in the Licensed IP not expressly granted to Buyer hereunder are reserved to each Seller applicable.
6. Limited License to the Transferred Trademarks for Phase Out.
a) On the terms and conditions set forth herein, Buyer hereby grants to each Seller a fully paid-up, royalty- free, non-exclusive license (i) for a period of up to ninety (90) days after the Closing, to use and deplete any existing inventory of brochures, stationery, labels, business cards, forms, promotion and advertising materials, signage or any other materials (collectively, “Materials”) that are in possession of Purchaser as of the Closing and bear the Transferred Trademarks or Transferred Domains; and (ii) for a period of up to fifteen (15) days after the Closing to continue to use the Transferred Trademarks on any Internet website of Purchaser solely in a manner consistent with how such Transferred Trademarks were used on such Internet website as of the Closing (“Authorized Use”). Any and all Authorized Use hereunder shall be subject to Buyer’s reasonable direction and control (“Quality Standards”). Sellers, individually and collectively, agree to comply with the Quality Standards and correct, its use to conform to the Quality Standards as may be reasonably requested by Buyer.
b) Except as authorized under any other agreement between any Seller and Buyer, if after ninety (90) days, there still exists any Materials bearing the Transferred Trademarks or Transferred Domains, the Seller shall destroy the same and shall provide Buyer with an officer’s certificate attesting that such destructions has taken place.
c) All rights in the Transferred Trademarks and Transferred Domains not expressly granted to Sellers hereunder are reserved to the Buyer.
7. IP Purchase Price. On the terms set forth herein, in consideration for the sale, assignment and transfer of the Transferred IP, and the transactions contemplated by this Agreement, Buyer shall purchase the Transferred IP for an aggregate purchase price of $45,000,000 in cash (the “IP Purchase Price”). On the date of the Closing, Buyer shall deliver to Popular the IP Purchase Price by wire transfer of immediately available funds to such bank account of Popular as Popular shall designate in writing to Buyer at least three days prior to the Closing.
8. Covenant of Popular. Popular shall take such actions necessary to further the intents and purposes of this Agreement, including causing Popular Auto, Inc., Popular Insurance, Inc., Popular Mortgage, Inc. and Banco Popular de Puerto Rico to grant the rights granted hereunder and fully perform the obligations set forth herein in accordance with this Agreement’s terms and conditions as if all such entities were direct parties hereto.
9. Due Authorization. Each Seller hereby authorizes and requests the Commissioner of Patents of the United States, the Commissioner of Trademarks of the United States, the Register of Copyrights of the United States and any other official of any applicable government entity worldwide, to record all registrations and applications for registration included in the Transferred IP in the name of Buyer, and issue any and all registrations from any and all applications for registration included in the Transferred IP to and in the name of Buyer.
10. Disclaimer of Representations and Warranties. BUYER HEREBY ACKNOWLEDGES THAT SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY CONTAINED IN THIS AGREEMENT AND/OR THE MERGER AGREEMENT. WITHOUT LIMITING THE FOREGOING, SELLERS EXPRESSLY DISCLAIM ALL EXPRESS AND IMPLIED WARRANTIES UNDER THIS AGREEMENT, INCLUDING WARRANTIES OF FREEDOM FROM ERRORS, MERCHANTABILITY, FITNESS FOR USE OR A PARTICULAR PURPOSE, SUITABILITY, TITLE, AND NON- INFRINGEMENT. THE TRANSFERRED IP AND THE LICENSED IP IS PROVIDED TO BUYER UNDER THIS AGREEMENT ON AN “AS IS” BASIS. NOTHING CONTAINED HEREIN SHALL LIMIT THE REPRESENTATIONS AND WARRANTIES IN THE MERGER AGREEMENT.
11. Transfer Taxes. All Transfer Taxes that may be imposed or assessed as a result of the Agreement shall be borne 100% by the Sellers. The Sellers and the Buyer shall cooperate to minimize any Transfer Taxes.
12. Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Seller and Buyer, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
13. Further Assurances. Sellers and Buyer agree to execute such further documentation and perform such further actions, including any actions or documents required by the applicable Governmental Entity or other authority to document or record the assignment herein or as may be necessary to protect, secure and vest good, valid and marketable title to the Transferred IP in Buyer and to effect the assignment of the Transferred IP. Sellers shall also provide to Buyer any customary instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.
14. Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. Except for the mechanics of the Merger that shall be governed and construed in accordance with the Commonwealth Law, this Agreement shall be governed and construed in accordance with the laws of Delaware, in each case without regard to any conflict of law rules of the Commonwealth or Delaware, as the case may be, that would apply the laws of a different jurisdiction. Each Party agrees that it shall bring any action or Legal Proceeding in respect of any claim arising out of or related to this Agreement or the Transactions or involving any Related Released Party or any Related Released Party of a Related Released Party, exclusively in any federal court located in the State of Delaware or any Delaware state court (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the Transactions or involving any Related Released Party or any Related Released Party of a Related Released Party (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or Legal Proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party or Related Released Party or any Related Released Party of a Related Released Party and (iv) agrees that service of process upon such Party in any such action or Legal Proceeding shall be effective if notice is given in accordance with Section 9.2 of the Merger Agreement. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION PERMITTED UNDER THIS SECTION 14. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.
15. Interpretation. This Agreement is intended to implement the provisions of the Merger Agreement, is expressly subject to the terms and conditions thereof, and shall not be construed to enhance, extend or limit the representations and warranties, rights, obligations or remedies of any party thereunder. In case of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Merger Agreement, the terms and conditions of the Merger Agreement shall govern.
16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.
17. Headings. The heading references herein are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.
18. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, however, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable Law.
19. No Assignment or Benefit to Third Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of each other Party, except as provided in Section 19, and any purported assignment or delegation in violation hereof shall be null and void; provided, however, that (i) Buyer shall be permitted, without the consent of Popular, to assign any of its rights and obligations under this Agreement to any of its Subsidiaries or Affiliates or to any financing source for security purposes, provided that, notwithstanding any such assignment, Buyer shall remain responsible for all of its obligations pursuant to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer and their respective successors, legal representatives and permitted assigns any rights or remedies under or by reason of this Agreement.
20. Any obligation of any Party to any other Party under this Agreement, or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

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IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.

POPULAR, INC

By: /s/ Jorge A. Junquera
Name: Jorge A. Junquera
Title: Senior Executive Vice President

EVERTEC, INC

By: /s/ Felix M. Villamil
Name:
Title: